EXHIBIT 99.4

Letter to DTC Participants Regarding

Offer to Exchange 7¾% Senior Notes Due 2016, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All Outstanding 7¾% Senior Notes Due 2016

Offer to Exchange 8% Senior Notes Due 2018, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All Outstanding 8% Senior Notes Due 2018
of

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.

Pursuant to the Prospectus dated _______, 201

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

_________, 2011

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated _________, 201  (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), and Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Company”), to exchange (i) $200,000,000 in aggregate principal amount of the Company’s 7¾% senior exchange notes due 2016, for any and all of the Company’s issued and outstanding 7¾% senior notes due 2016 and (ii) $300,000,000 in aggregate principal amount of the Company’s 8% senior exchange notes due 2018, for any and all of the Company’s issued and outstanding 8% senior notes due 2018, upon the terms and conditions set forth in the Prospectus. The term “Exchange Notes” refers collectively to the 7¾% senior exchange notes due 2016 and the 8% senior exchange notes due 2018 and the term “Existing Notes” refers collectively to the 7¾% senior notes due 2016 and the 8% senior notes due 2018 that were issued on November 12, 2010.  The Existing Notes do, and the Exchange Notes will, constitute the same series of securities as our outstanding aggregate principal amount of $850,000,000 7¾% Senior Notes due 2016 and $1,150,000,000 8% Senior Notes due 2018 issued on January 15, 2010 for purposes of the indenture governing the notes, and will vote together on all matters with such series. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are asking you to contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee.  In addition, we ask you to contact your clients who, to your knowledge, hold Existing Notes registered in their own name.

Enclosed are copies of the following documents:

1.           the Prospectus;

2.           the Letter of Transmittal for your use in connection with the tender of Existing Notes and for the information of your clients;

3.           the Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Existing Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

4.           a form of letter that may be sent to your clients for whose accounts you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer; and

5.           guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on ________, 2011, unless extended by the Company.  We urge you to contact your clients as promptly as possible.

You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Additional copies of the enclosed materials may be obtained from the Exchange Agent, at the address and telephone numbers set forth below.

Very truly yours,

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615
Telephone: (302) 636-6181

Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.